CREDIT FACILITY AGREEMENT

AGREEMENT by and between Protalex, Inc., a Delaware corporation (the “Company”) and Niobe Ventures, LLC, a Delaware limited liability company (“Niobe”), dated as of December 2, 2009.

WHEREAS, the Company is seeking a credit facility of $2.0 million;

WHEREAS, Niobe is the holder of a Senior Secured Convertible Note made by the Company in the principal amount of $1.0 million (the “Outstanding Note”); and

WHEREAS, Niobe wishes to make a $2.0 million credit facility available to the Company;

NOW THEREFORE, the parties hereby agree as follows:

1.            Credit Facility.

(a)           Niobe hereby agrees that it will make available to the Company up to $2.0 million in the form of secured loans at the request of the Company made at any time prior to June 30, 2012 (the “Expiration Date”) upon the occurrence of the following events (each a “Benchmark” and collectively the “Benchmarks”):

[(i)           up to 25% of the facility in the aggregate may be drawn upon the occurrence of the commencement of the Phase 1B clinical trial of PRTX 100 in South Africa (the “RA Trial”);

(ii)           up to 25% of the facility in the aggregate may be drawn upon six (6) months following the commencement date of the RA Trial; and

(iii)          up to 50% of the facility in the aggregate may be drawn upon the results of the RA Trial demonstrating the safety and efficacy of PRTX 100 in the RA Trial patients following repeated dosing.

(b)           Niobe shall only be obligated to make loans to the Company hereunder to the extent that the Benchmarks have been achieved and the other conditions set forth herein are met.

(c)           Notwithstanding anything to the contrary that may be contained herein, in no event shall Niobe be required to loan the Company more than $2.0 million hereunder, or to make any loan at any time after the Expiration Date.

2.            Request for Loans.

At any time prior to the Expiration Date, the Company may request that Niobe make a loan to the Company by submitting to Niobe a written request therefor (a “Loan Request”), which Loan Request must contain: (i) the amount of the loan requested to be made  (which must be a minimum of $250,000); (ii) those Benchmarks, if any, that have been achieved; and (iii) the aggregate principal amount of all loans made to the Company by Niobe pursuant to this Agreement prior to such request.  Such Loan Request must be accompanied by a written certification signed by an executive officer of the Company certifying that no Event of Default has occurred and is continuing under the Outstanding Note.

3.            Loans.

(a)           Within ten (10) days of the receipt of such Loan Request, Niobe shall make a loan to the Company in an amount equal to the lesser of (i) the amount sought in such Loan Request, or (ii) (A) $2.0 million multiplied by (B) the percentage set forth next to the greatest Benchmark that has been achieved by the Company as of the date of such Loan Request, minus (ii) the aggregate amount of all loans previously made to the Company by Niobe pursuant to this Agreement (the “Available Amount”);

(b)           If the amount sought in such Loan Request is in excess of the Available Amount, Niobe, in its sole and absolute discretion, may (but shall not be required to) make a loan to the Company for all or any portion of such excess.

(c)           Each loan made to the Company by Niobe shall be represented by a Senior Secured Convertible Promissory Note in the form of Exhibit A annexed hereto (a “CF Note”); provided that (i) Conversion Price in Section 3(b) of such CF Note shall be equal to the Conversion Price that would be in effect pursuant to the provisions of the Outstanding Note in effect on the day that such CF Note is made (whether or not the Outstanding Note is then outstanding), and (ii) the maturity date shall be the later of the fifteen month anniversary of the date the loan is made or December 31, 2012.

(d)           The obligations of the Company pursuant to each CF Note shall be secured by a first priority perfected security interest in all of the assets of the Company pursuant to the Amended and Restated Security Agreement in the form of Exhibit B annexed hereto.

4.            Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by facsimile, with confirmation as provided above addressed as follows:

If to Company:

Protalex, Inc.
145 Union Square Drive
New Hope, PA 18938
Attention: Chief Financial Officer

With copies to

Morse, Zelnick, Rose & Lander LLP
405 Park Avenue, Suite 1401
New York, NY  10022
Attention:  Kenneth S. Rose, Esq.
Fax:  212-838-5030

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If to Niobe:

Niobe Ventures, LLC
c/o Arnold P. Kling
712 Fifth Avenue, 11th Floor
New York, NY 10019
Attention: Arnold P. Kling, Manager
Fax:  212-713-1818

5.            Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.            Waiver.

Any waiver by the Company or Niobe of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

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7.            Severability.

If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

PROTALEX, INC.

By:
Kirk M. Warshaw
Chief Financial Officer

NIOBE VENTURE, LLC

By:
Arnold P. Kling
Manager

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EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (a) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

FORM OF SENIOR SECURED CONVERTIBLE NOTE

$____________	__________, 20__
New York, New York

FOR VALUE RECEIVED, Protalex, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Niobe Ventures, LLC (“Holder”), at the offices of Morse, Zelnick, Rose & Lander LLP, 405 Park Avenue, Suite 1401, New York, New York 10022, the principal sum of ____________ (US$_____________) with interest thereon at the rate of three percent (3%) per annum.  Any amounts that remain unpaid after the Maturity Date shall thereafter bear interest at the rate of twelve percent (12%) per annum.  Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

The principal amount and all accrued interest of this Note is due on ___________, 20__] (the “Maturity Date”).

This Note is subject to the following additional provisions:

Section 1.             Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 4(d)(iii).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common Stock Equivalents” means any option, warrant, convertible note, preferred stock or other instrument exercisable for, or convertible into, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 3(a) hereof.

“Conversion Price” shall have the meaning set forth in Section 3(b).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note or as payment of interest, all in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility Agreement” means the Credit Facility Agreement, dated as of December 1, 2009 to which the Company and the Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Fundamental Transaction” shall have the meaning set forth in Section 3(d)(ii) hereof.

“Original Issue Date” means the date of the first issuance of this Note regardless of the number of transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Note and Common Stock Purchase Agreement, dated as of November 11, 2009 to which the Company and the Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Amended and Restated Security Agreement dated as of December 1, 2009 by and between the Company and the Holder.

“Subsidiary” means any Person in which the Company owns more than 50% of the outstanding equity.

“Transaction Documents” means the Facility Agreement, the Security Agreement and this Note.

Section 2.             Registration of Transfers and Exchanges.

a)            Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same, No service charge will be made for such registration of transfer or exchange.

b)            Investment Representations.  This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)            Reliance on Note Register. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3.             Conversion.

a)            Voluntary Conversion. Subject to any shareholder approval that may be required to authorize enough authorized but unissued common shares under the Company’s Certificate of Incorporation, at any time after the Original Issue Date until this Note is no longer outstanding, the principal and accrued interest due and payable under this Note shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, so long and only to the extent that after taking into consideration all issued and outstanding common stock shares and the maximum number of shares issuable under all issued and outstanding convertible securities at the time of conversion, there remain enough authorized but unissued shares under the Company’s Certificate of Incorporation that are not previously reserved for issuance under such convertible securities to effect conversion of this Note.. The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of Note to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender the Note to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within 3 Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof. However, at the Company’s request, the Holder shall surrender the Note to the Company within five (5) Trading Days following such request so that a new Note reflecting the correct principal amount may be issued to Holder.

b)            Conversion Price. The conversion price in effect on any Conversion Date (subject to adjustment herein) shall initially be equal to [$0.046] per share.

c)            Mechanics of Conversion

i.           Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the amount of this Note (whether principal or accrued but unpaid interest) to be converted by (y) the Conversion Price.

ii.           Delivery of Certificate Upon Conversion. Not later than five Trading Days after any Conversion Date, the Company will deliver to the Holder at an address in the United States (A) a certificate or certificates representing the Conversion Shares representing the number of shares of Common Stock being acquired upon the conversion of Notes (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest) and (B) a bank check or wire transfer in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash).

iii.           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note (after taking into account all existing issued and outstanding shares of Common Stock and all shares reserved for issuance under the Company’s issued and outstanding convertible securities), free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4) upon the conversion of the outstanding principal amount and accrued interest under this Note. The Holder acknowledges that on the issuance date of this Note, the Company does not have adequate shares authorized to fulfill the foregoing obligation; however, the Company covenants and agrees that it will use its commercially reasonable efforts after the Closing to obtain stockholder approval to authorize an amendment to its Certificate of Incorporation to provide for an adequate number of authorized shares of Common Stock to meet the obligation set forth in this subsection  The Company covenants that all shares of Common Stock that are issuable upon conversion of this Note shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

iv.           Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the fair market value of a share at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

v.           Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

d)           Mandatory Conversion.  If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, immediately prior to the occurrence of such Fundamental Transaction the principal and accrued but unpaid interest payable hereunder shall automatically be converted into shares of Common Stock in accordance with the provisions of Section 3(c) hereof.

Section 4.             Certain Adjustments.

a)            Stock Dividends and Stock Splits. If the Company, at any time after the Issue Date while the Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock to all stockholders of the Company (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note, including as interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not includes shares of Common Stock owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c)            Notice to Holder.

i.           Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 4, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to mailed to the Holder at its last address as it shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall be entitled to convert this Note during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 5.             Events of Default.

a)            Event of Default.  Wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the payment of (A) the principal, or (B) interest (including Late Fees) on this Note as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured within ten (10) Trading Days after written notice from the Holder;

ii.           any representation or warranty made herein, or in any other Transaction Document or the Purchase Agreement or any certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

iii.           (i) there is commenced against the Company or any Subsidiary thereof a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof which remains undismissed for a period of 60 days; or (ii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iii) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days.

b)            Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.             Miscellaneous.

a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at 145 Union Square Drive, New Hope, PA 18938, attention:  Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile, telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)            Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof; and indemnity, if requested, all reasonably satisfactory to the Company.

d)            Security Interest. This Note is a direct debt obligation of the Company and, pursuant to the Security Agreement all of the Company’s obligations hereunder are secured by a first priority perfected security interest in all of the assets of the Company for the benefit of the Holder.

e)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note, and any claim, controversy or dispute arising under or related to this Note, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f)             Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

g)            Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and due Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, binder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)              Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

PROTALEX, INC.

By:
Kirk M. Warshaw, Chief Financial Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Secured Convertible Note of Protalex, Inc., a Delaware corporation (the “Company”), due on ___________, 20__, into shares of common stock, par value $0.00001 per share (due “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by due Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Notes to be Converted:

Payment of Interest in Common Stock_ yes _  no
If yes, $______ of Interest Accrued on Account of
Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

EXHIBIT B

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